Exhibit 99.1

FOR IMMEDIATE RELEASE

Editorial Contacts:
Duane Brozek
ViewSonic Corp.
(909) 444-8746
duane.brozek@viewsonic.com

VIEWSONIC LAUNCHES GLOBALIZATION INITIATIVE
Appoints Alan Chang Managing Director of EMEA and Americas Regions

WALNUT, Calif., Nov. 29, 2007 – ViewSonic® Corporation, a leading global provider of visual display products, announced today a new initiative designed to streamline its leadership and operations to maximize its global efficiency, responsiveness and growth. The consolidation and integration of the leadership and support functions of ViewSonic’s three operating regions will better leverage the company’s global brand strength, operations and competitiveness.

As part of the initiative, Alan Chang, the managing director of ViewSonic Asia Pacific, assumes the duties of managing director of ViewSonic EMEA and ViewSonic Americas. Chang takes on his new responsibilities from Matthew Milne, who recently left ViewSonic, and Jan Jensen who will be leaving the company. Chang brings more than 20 years of technology marketing and business management experience, including the last six at ViewSonic Corporation.

In each region, Chang will be supported by strong and experienced sales and marketing executive teams that have helped build ViewSonic into a display leader and reseller channel advocate in more than 100 countries around the world.

"In order to compete and succeed in this day and age, a global vision and approach is imperative. We will focus on integrating the Americas, European and Asia Pacific regions into one cohesive operation that utilizes global best practices in sales, marketing and back office support,” said James Chu, Chairman and CEO of ViewSonic Corporation. “We believe this three-to-one integration will not only lower operating costs and increase competitiveness, but also better serve our local markets and customers.”

In addition, ViewSonic has created a focused division, VTV, to expand upon its initial success and increase its growth in the LCD TV and digital signage markets. The VTV group will leverage ViewSonic’s heritage as a leader in the traditional computer display market and its customer intimacy and deep-seated relationships with a select number of key suppliers to deliver leading technology, performance and value in the highly competitive TV market. Steve Woo, technology industry veteran, will lead the VTV group as vice president and general manager.

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Last, Rebecca Tsen, managing director of ViewSonic China, will now also manage the ViewSonic Global Support Center in Wuhan, China. The consolidation of ViewSonic’s global back office support and other functions in the center is designed to allow the company to realize improved costs and efficiencies, while yielding better response times and communication due to its proximity to the company’s supply base.

This new structure is designed to allow the company to respond more quickly to the needs of customers and partners, develop and commercialize new and emerging technologies, and bring products to market more quickly and efficiently.

About ViewSonic

ViewSonic® Corporation is a leading global provider of visual display products. ViewSonic develops, markets and supports a broad range of innovative products including LCD monitors, LCD TVs, projectors, digital signage displays and other display products.  For further information, please contact ViewSonic Corporation at 800.888.8583 or 909.444.8888; or visit www.ViewSonic.com.

Forward-looking Statements

This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties, as well as assumptions that if they do not fully materialize or prove incorrect, could cause ViewSonic’s results to differ materially from those expressed or implied by such forward-looking statements.  Such forward-looking statements include statements regarding ViewSonic’s expectations, beliefs, intentions or strategies regarding the Company’s business and financial results, its expectations regarding the initiative, including expected benefits, and other statements that can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. The risks and uncertainties that could cause ViewSonic’s results to differ materially from those expressed or implied by such forward-looking statements include ViewSonic’s ability to continue to grow sales in regional markets by enhancing its core product offerings and continuing ability to execute on strategic initiatives designed to improve its cost structure and other risks and uncertainties described more fully in ViewSonic’s reports filed with the U.S. Securities and Exchange Commission. These statements are based on information available to ViewSonic as of the date hereof and ViewSonic assumes no obligation to update the forward-looking statements included in this press release, whether as a result of new information, future events or otherwise.

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